Phone:  (503) 986-2200
  Fax:  (503) 378-4381   ARTICLES OF AMENDMENT - BUSINESS/PROFESSIONAL/NONPROFIT
--------------------------------------------------------------------------------
Secretary of State                 CHECK THE APPROPRIATE BOX BELOW:   For office
Corporation Division           |X| BUSINESS/PROFESSIONAL CORPORATION    use only
255 Capitol St. NE, Suite 151     (Complete only 1, 2, 3, 4, 6, 7)
Salem, OR 97310-1327                |_| NONPROFIT CORPORATION
                                         (Complete only 1, 2, 3, 5, 6, 7)

Registry Number: 165129-15
                 ---------
Attach Additional Sheet if Necessary
Please Type or Print Legibly in BLACK Ink

--------------------------------------------------------------------------------

1) NAME OF CORPORATION PRIOR TO AMENDMENT:  KEY TECHNOLOGY, INC.
                                          ----------------------

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.) SEE EXHIBIT A AND EXHIBIT B
                                                   -----------------------------
ATTACHED HERETO.
---------------

3) THE AMENDMENT WAS ADOPTED ON: EXHIBIT A - JANUARY 6, 2000;  EXHIBIT B -
                                 -----------------------------------------
APRIL 11, 2000.
--------------
   (If more than one amendment was adopted, identify the date of adoption of each amendment.)

--------------------------------------------------------------------------------

                    BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

|_| Shareholder action was required to adopt the amendment(s). The vote was as follows:

 -------------------------------------------------------------------------------
  Class or       Number of        Number of        Number of        Number of
 series of        shares        votes entitled     votes cast       votes cast
   shares       outstanding      to be cast           FOR            AGAINST

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------


|X| Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

|_| The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

--------------------------------------------------------------------------------

                          NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

  |_| Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

  |_| Membership approval was required. The membership vote was as follows:

 -------------------------------------------------------------------------------
    Class(es)        Number of         Number of        Number of     Number of
 entitled to vote     members       votes entitled to   votes cast    votes cast
     shares       entitled to vote      be cast            FOR          AGAINST

 -------------------------------------------------------------------------------


 -------------------------------------------------------------------------------






--------------------------------------------------------------------------------

6) EXECUTION

   Printed Name            Signature                    Title

   RONALD L. GREENMAN      /S/ RONALD L. GREENMAN       ASSISTANT SECRETARY
   --------------------    -------------------------    -----------------------

--------------------------------------------------------------------------------

7) CONTACT NAME                       DAYTIME PHONE NUMBER-INCLUDING AREA CODE

   RONALD L. GREENMAN                 (503) 802-2006
   -----------------------------      -----------------------

                                                               -----------------
                                                                      FEES
                                                               -----------------
                                                               Make check for
                                                               $10 payable to
                                                               "Corporation
                                                               Division"

                                                               NOTE: Filing fees
                                                               may be paid with
                                                               VISA or
                                                               Mastercard.  The
                                                               card number and
                                                               expiration date
                                                               should be
                                                               submitted on a
                                                               separate sheet
                                                               for your
                                                               protection

                                                               -----------------

CR113(Rev.5/96)
004002\00131\354025 V001

                           CERTIFICATE OF DESIGNATION
                      SERIES B CONVERTIBLE PREFERRED STOCK

                              KEY TECHNOLOGY, INC.


       Key Technology, Inc., an Oregon corporation (the "Corporation"), certifies that pursuant to the authority contained in Article II of its Restated Articles of Incorporation, and in accordance with the provisions of Section
60.134 of the Oregon Revised Statutes, its Board of Directors has adopted the following resolution creating a series of its $.01 par Preferred Stock:

       RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of Series B Convertible Preferred Stock of the Corporation and hereby designates, pursuant to Section 60.134 of the Oregon Revised Statutes, the rights, preferences, privileges, restrictions and other matters relating to such Series B Preferred Stock as follows

       1. DESIGNATION AND AMOUNT. 1,575,849 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series B Convertible Preferred Stock (the "Series B Preferred Stock").

       2. DIVIDENDS. No dividends shall be declared and set aside for any shares of the Series B Preferred Stock except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock of the Corporation, in which event the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share of Series B Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof (such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

       3.   LIQUIDATION, DISSOLUTION OR WINDING UP

            3.1 PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes (whether such assets are capital, surplus or earnings) before any sums shall be paid or any assets distributed among the holders of Common Stock, an amount equal to Ten dollars ($10) per share of Series B Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon, if any, computed up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

            If the assets of the Corporation shall be insufficient to permit the payment in full to holders of the Series B Preferred Stock of the amount thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock.

            3.2 DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

       4. VOTING POWER. Except as otherwise required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 5 of this Certificate, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The holders of shares of Series B Preferred Stock and Common Stock shall be entitled to vote together as a single class on all matters. The holders of Series B Preferred Stock shall not be entitled to vote as a separate class or voting group on any plan of merger.

       5. CONVERSION RIGHTS. The holders of the Series B Preferred Stock shall have the following conversion rights:

            5.1 GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the appropriate Applicable Conversion Rate (determined as provided in Sections 5.3, 5.4 and 5.5 by the number of shares of Series B Preferred Stock being converted.

            5.2    MANDATORY CONVERSION.

                   (A) CONVERSION UPON MERGER, CONSOLIDATION, SHARE EXCHANGE OR SALE OF ASSETS. All the outstanding shares of Series B Preferred Stock shall, at the option of the Corporation and upon written notice to the holders thereof given not less than 30 days prior to the closing of a merger or consolidation of the Corporation with or into another Corporation, share exchange or the sale of all or substantially all of the Corporation's assets to any other person, be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion pursuant to Section 5.1, unless redeemed by the holder as provided herein. Such conversion shall occur automatically on the effective date of such event without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock, except that any holder may elect to have such holder's Series B shares redeemed at the liquidation value by sending a notice of redemption to the Corporation at any time prior to the expiration of the 30 day notice. Nothing in this Section 5.2, however, shall limit or in any way restrict the rights of the holders of shares of Series B Preferred Stock to convert such shares into shares of Common Stock at any time pursuant to Section 5.1 immediately above. Notwithstanding any other provision of this subparagraph, the occurrence of a merger or consolidation of the Corporation with or into another corporation, share exchange or the sale of all or substantially all of the Corporation's assets to any other person, shall not be considered a liquidation, dissolution or winding up of the Corporation under Section 3 of this Certificate.

                   (B) SURRENDER OF CERTIFICATES. Upon the occurrence of a conversion specified in this Section 5.2, the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, the Corporation or its transfer agent shall issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

            5.3 SERIES B APPLICABLE CONVERSION RATE. The conversion rate for each share of the Series B Preferred Stock in effect at any time (the "Series B Applicable Conversion Rate") shall be the quotient obtained by dividing Ten dollars ($10) by the Applicable Conversion Value, calculated as provided in
Section 5.4.

            5.4 APPLICABLE CONVERSION VALUE. The Applicable Conversion Value shall be fifteen dollars ($15) for the Series B Preferred Stock, except that such amount shall be adjusted from time to time in accordance with this Section 5.

            5.5 ADJUSTMENTS TO APPLICABLE CONVERSION VALUE. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

            "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

            5.6 DIVIDENDS. In the event the Corporation shall make, issue or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon the number of securities or such other assets of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5.9, retained such securities or such other assets during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series B Preferred Stock.

            5.7 RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            5.8 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Series B Preferred Stock with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

            5.9 EXERCISE OF CONVERSION PRIVILEGE. To exercise a conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at the office that such holder elects to convert such shares. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, is the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted (i) such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5, (ii) cash in the amount of all accrued and unpaid dividends on such shares of Series B Preferred Stock, if any, computed up to and including the Conversion Date and (iii) cash, as provided in Section 5.10 in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            5.10 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

            5.11 PARTIAL CONVERSION. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series B Preferred Stock that were not converted.

            5.12 RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       6.   REDEMPTION RIGHTS

            6.1    MANDATORY REDEMPTION. Except as otherwise provided in this
Section 6, on the fifth anniversary of the first date on which shares of Series B Preferred Stock are issued (the "Mandatory Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series B Preferred Stock, by paying therefor $10 per share, plus an amount equal to any declared and unpaid dividends, if any, to such date, in cash (the "Redemption Value").

            6.2 NOTICE OF REDEMPTION. Notice of any redemption of shares of Series B Preferred Stock pursuant to Section 6.1 shall be given by notice to the registered holders of the Series B Preferred Stock not less than 30, nor more than 60 days prior to the date fixed for redemption (a "Redemption Notice"), to each holder of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of Series B Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series B Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption. At any time prior to the expiration of the Redemption Notice, any holder of the Series B shares may exercise the conversion rights pursuant to the provisions of Section 5.9 above.

            6.3 CANCELLATION OF SERIES B PREFERRED STOCK. Notice of Redemption having been given as aforesaid in respect of shares of Series B Preferred Stock to be redeemed pursuant to Section 6.1, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of Series B Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the $10 per share redemption price therefor, plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

            6.4 ACCELERATION OF REDEMPTION DATE. If at any time after the first date on which shares of Series B Preferred Stock are issued (the "Issue Date") the average closing price of the Company's Common Stock as listed on the Nasdaq National Market is $15 or more for thirty consecutive trading days, then the Company will have the right to accelerate redemption of all of the Series B Preferred Stock at the Redemption Value per share by sending a Redemption Notice as provided in Section 6.2 above. At any time prior to the expiration of the Redemption Notice, any holder of the Series B shares may exercise the conversion rights pursuant to the provisions of Section 5.9 above.

       7.   PUT RIGHT

            7.1 THE PUT. The Corporation hereby irrevocably grants and issues to each holder of Series B Preferred Stock the right to require the Corporation to purchase any time after the second anniversary of the Issue Date (hereinafter referred to as the "Put") any or all of such Series B Preferred Stock at the Redemption Value.

            7.2 EXERCISE OF PUT. The holders of Series B Preferred Stock may exercise the Put any time after the second anniversary of the Issue Date (the "Exercise Period"). Any holder of Series B Preferred Stock may exercise the Put during the Exercise Period by delivery of a written notice to the Corporation specifying the number of Series B Preferred Stock as to which the Put is being exercised, together with delivery of one or more certificates representing the number of Series B shares as to which the Put is being exercised, duly endorsed in blank by the holders of Series B Preferred Stock or having attached thereto a stock power duly executed by the holder of Series B Preferred Stock in proper form for transfer.

            7.3 PAYMENT AND DELIVERY OF SERIES B PREFERRED STOCK. The Corporation shall, within twenty (20) calendar days of the receipt of notice from a holder of Series B Preferred Stock of its exercise of the Put, pay to such holder of Series B Preferred Stock in cash or by check, the Redemption Value for each share of Series B Preferred Stock as to which such holder of Series B Preferred Stock has exercised the Put. Any residual Series B shares represented by the certificates surrendered but not included within the Put will be issued in the name of the holder by the Corporation.


004002\00131\320353 V004

                           CERTIFICATE OF DESIGNATION
                      SERIES C CONVERTIBLE PREFERRED STOCK

                             KEY TECHNOLOGY, INC.


            Key Technology, Inc., an Oregon corporation (the "Corporation"), certifies that pursuant to the authority contained in Article II of its Restated Articles of Incorporation, and in accordance with the provisions of Section
60.134 of the Oregon Revised Statutes, its Board of Directors has adopted the following resolution creating a series of its $.01 par value Preferred Stock:

            RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of Series C Convertible Preferred Stock of the Corporation and hereby designates, pursuant to Section 60.134 of the Oregon Revised Statutes, the rights, preferences, privileges, restrictions and other matters relating to such Series C Preferred Stock as follows

       1.   DESIGNATION AND AMOUNT.

            One Hundred Nineteen Thousand , One Hundred Six (119,106) shares of the Corporation's authorized Preferred Stock are hereby designated as the Series C Convertible Preferred Stock (the "Series C Preferred Stock").

       2.   DIVIDENDS.

            No dividends shall be declared and set aside for any shares of the Series C Preferred Stock except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock of the Corporation, in which event the holders of the Series C Preferred Stock shall be entitled to the amount of dividends per share of Series C Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof (such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

       3.   LIQUIDATION, DISSOLUTION OR WINDING UP

            3.1 PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series C Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes (whether such assets are capital, surplus or earnings) before any sums shall be paid or any assets distributed among the holders of Common Stock, an amount equal to $20 per share of Series C Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon, if any, computed up to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up.

            If the assets of the Corporation shall be insufficient to permit the payment in full to holders of the Series C Preferred Stock of the amount thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock.

            3.2 DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

       4.   VOTING POWER.

            Except as otherwise required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 5 of this Certificate, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The holders of shares of Series C Preferred Stock and Common Stock shall be entitled to vote together as a single class on all matters. The holders of Series C Preferred Stock shall not be entitled to vote as a separate class or voting group on any plan of merger.

       5.   CONVERSION RIGHTS.

            The holders of the Series C Preferred Stock shall have the following conversion rights:

            5.1 GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of Series C Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the appropriate Applicable Conversion Rate (determined as provided in Sections 5.3, 5.4 and 5.5) by the number of shares of Series C Preferred Stock being converted.

            5.2    MANDATORY CONVERSION.

                   (A) CONVERSION UPON MERGER, CONSOLIDATION, SHARE EXCHANGE OR SALE OF ASSETS.

                        All the outstanding shares of Series C Preferred
Stock shall, at the option of the Corporation and upon written notice to the holders thereof given not less than 30 days prior to the closing of a merger or consolidation of the Corporation with or into another Corporation, share exchange or the sale of all or substantially all of the Corporation's assets to any other person, be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion pursuant to
Section 5.1, unless redeemed by the holder as provided herein. For purposes of the preceding sentence, a merger, consolidation or share exchange shall only be deemed to occur if, after giving effect to such merger, consolidation or share exchange, the holders of the Corporation's outstanding capital stock (determined on a fully diluted basis) immediately prior to the merger, consolidation or share exchange, will cease to own immediately following the merger, consolidation or share exchange the Corporation's (or the surviving corporation's) outstanding capital stock (on a fully diluted basis) representing at lest 50% of the equity value of the Corporation (or the surviving corporation) as reasonably determined by the Corporation's board of directors. Such conversion shall occur automatically on the effective date of such event without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock, except that any holder may elect to have such holder's Series C shares redeemed at the liquidation value by sending a notice of redemption to the Corporation at any time prior to the expiration of the 30 day notice. Nothing in this Section 5.2, however, shall limit or in any way restrict the rights of the holders of shares of Series C Preferred Stock to convert such shares into shares of Common Stock at any time pursuant to Section
5.1 immediately above. Notwithstanding any other provision of this subparagraph, the occurrence of a merger or consolidation of the Corporation with or into another corporation, share exchange or the sale of all or substantially all of the Corporation's assets to any other person, shall not be considered a liquidation, dissolution or winding up of the Corporation under Section 3 of this Certificate.

                   (B)  SURRENDER OF CERTIFICATES.

                        Upon the occurrence of a conversion specified in this
Section 5.2, the holders of such Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, the Corporation or its transfer agent shall issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series C Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

            5.3 SERIES C APPLICABLE CONVERSION RATE. The conversion rate for each share of the Series C Preferred Stock in effect at any time (the "Series C Applicable Conversion Rate") shall be the quotient obtained by dividing $20 by the Applicable Conversion Value, calculated as provided in Section 5.4.

            5.4 APPLICABLE CONVERSION VALUE. The Applicable Conversion Value shall be $12 for the Series C Preferred Stock, except that such amount shall be adjusted from time to time in accordance with this Section 5.

            5.5 ADJUSTMENTS TO APPLICABLE CONVERSION VALUE. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

            "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

            5.6 DIVIDENDS. In the event the Corporation shall make, issue or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon the number of securities or such other assets of the Corporation that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5.9, retained such securities or such other assets during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series C Preferred Stock.

            5.7 RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            5.8 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Series C Preferred Stock with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

            5.9 EXERCISE OF CONVERSION PRIVILEGE. To exercise a conversion privilege, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at the office that such holder elects to convert such shares. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series C Preferred Stock being converted, is the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series C Preferred Stock being converted (i) such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5, (ii) cash in the amount of all accrued and unpaid dividends on such shares of Series C Preferred Stock, if any, computed up to and including the Conversion Date and (iii) cash, as provided in Section 5.10 in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            5.10 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

            5.11 PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series C Preferred Stock that were not converted.

            5.12 RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       6.   REDEMPTION RIGHTS

            6.1    MANDATORY REDEMPTION. Except as otherwise provided in this
Section 6, on the fifth anniversary of the first date on which shares of Series C Preferred Stock are issued (the "Mandatory Redemption Date"), the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series C Preferred Stock, by paying therefor $20 per share, plus an amount equal to any declared and unpaid dividends, if any, to such date, in cash (the "Redemption Value").

            6.2 NOTICE OF REDEMPTION. Notice of any redemption of shares of Series C Preferred Stock pursuant to Section 6.1 shall be given by notice to the registered holders of the Series C Preferred Stock not less than 30, nor more than 60 days prior to the date fixed for redemption (a "Redemption Notice"), to each holder of Series C Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of Series C Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series C Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption. At any time prior to the expiration of the Redemption Notice, any holder of the Series C shares may exercise the conversion rights pursuant to the provisions of Section 5.9 above.

            6.3 CANCELLATION OF SERIES C PREFERRED STOCK. Notice of Redemption having been given as aforesaid in respect of shares of Series C Preferred Stock to be redeemed pursuant to Section 6.1, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of Series C Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the $20 per share redemption price therefor, plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

       7.   PUT RIGHT

            7.1 THE PUT. The Corporation hereby irrevocably grants and issues to each holder of Series C Preferred Stock the right to require the Corporation to purchase at any time (hereinafter referred to as the "Put") any or all of such Series C Preferred Stock at the Redemption Value.

            7.2 EXERCISE OF PUT. The holders of Series C Preferred Stock may exercise the Put any time after the Issue Date (the "Exercise Period"). Any holder of Series C Preferred Stock may exercise the Put during the Exercise Period by delivery of a written notice to the Corporation specifying the number of Series C Preferred Stock as to which the Put is being exercised, together with delivery of one or more certificates representing the number of Series C shares as to which the Put is being exercised, duly endorsed in blank by the holders of Series C Preferred Stock or having attached thereto a stock power duly executed by the holder of Series C Preferred Stock in proper form for transfer.

            7.3 PAYMENT AND DELIVERY OF SERIES C PREFERRED STOCK. The Corporation shall, within 20 calendar days of the receipt of notice from a holder of Series C Preferred Stock of its exercise of the Put, pay to such holder of Series C Preferred Stock in cash or by check, the Redemption Value for each share of Series C Preferred Stock as to which such holder of Series C Preferred Stock has exercised the Put. Any residual Series C shares represented by the certificates surrendered but not included within the Put will be issued in the name of the holder by the Corporation.


004002\00131\330539 V002

[LOGO]  Phone:  (503) 986-2200                   ARTICLES OF AMENDMENT -
          Fax:  (503) 378-4381                   BUSINESS/PROFESSIONAL/NONPROFIT
--------------------------------------------------------------------------------
Secretary of State             Check the appropriate box below:       For office
Corporation Division           |X| BUSINESS/PROFESSIONAL CORPORATION    use only
255 Capitol St. NE, Suite 151      (Complete only 1, 2, 3, 4, 6, 7)
Salem, OR 97310-1327           |_| NONPROFIT CORPORATION
                                   (Complete only 1, 2, 3, 5, 6, 7)

Registry Number:    165129-15
                 ---------------
Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink

--------------------------------------------------------------------------------

1) NAME OF CORPORATION PRIOR TO AMENDMENT:  KEY TECHNOLOGY, INC.
                                          --------------------------------------

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.) SEE EXHIBIT A ATTACHED
                                                   -----------------------------
HERETO.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3) THE AMENDMENT WAS ADOPTED ON:     MAY 4, 1998
                                 ---------------------
   (If more than one amendment was adopted, identify the date of adoption of each amendment.)

--------------------------------------------------------------------------------

                    BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

|_| Shareholder action was required to adopt the amendment(s). The vote was as follows:

 -------------------------------------------------------------------------------
  Class or       Number of        Number of        Number of        Number of
 series of        shares        votes entitled     votes cast       votes cast
   shares       outstanding      to be cast           FOR            AGAINST

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------


 |X| Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

 |_| The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

--------------------------------------------------------------------------------

                          NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

 |_| Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

 |_| Membership approval was required. The membership vote was as follows:

 -------------------------------------------------------------------------------
    Class(es)        Number of         Number of        Number of     Number of
 entitled to vote     members       votes entitled to   votes cast    votes cast
     shares       entitled to vote      be cast            FOR          AGAINST

 -------------------------------------------------------------------------------


 -------------------------------------------------------------------------------






--------------------------------------------------------------------------------

6) EXECUTION

   Printed Name            Signature                    Title

    THOMAS C. MADSEN         /S/ THOMAS C. MADSEN           President
   ---------------------   -------------------------    ----------------------

--------------------------------------------------------------------------------

7) CONTACT NAME                       DAYTIME PHONE NUMBER

   RONALD L. GREENMAN                 (503) 221-1440
   -----------------------------      ------------------------------------------

                                                               -----------------
                                                                      FEES
                                                               -----------------
                                                               Make check for
                                                               $10 payable to
                                                               "Corporation
                                                               Division"

                                                               NOTE: Filing fees
                                                               may be paid with
                                                               VISA or
                                                               Mastercard.  The
                                                               card number and
                                                               expiration date
                                                               should be
                                                               submitted on a
                                                               separate sheet
                                                               for your
                                                               protection

                                                               -----------------

CR113(Rev.6/96)

                                                                 EXHIBIT A


                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                 BY DIRECTORS
                     PURSUANT TO ARTICLES OF AMENDMENT TO
                    THE RESTATED ARTICLES OF INCORPORATION
                                      OF
                             KEY TECHNOLOGY, INC.


            Article II of the Corporation's Restated Articles of Incorporation is amended to add a section providing for a series of Series A Junior Participating Preferred Stock, and that the designation and amount thereof and the voting powers, preferences, limitations and relative and special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                                   ARTICLE II

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

      Section 1.  Designation, Amount and Par Value.
                  ---------------------------------

            The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 15,000. Such series is hereinafter referred to as the "Series A Preferred Stock." The par value of the Series A Preferred Stock shall be $.01 per share.

      Section 2.  Dividends and Distributions.
                  ---------------------------

            (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after May 4, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      Section 3.  Voting Rights.
                  -------------

            The holders of shares of Series A Preferred stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes (and each 1/1,000 of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


            (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

            (C)   (i)   If at any time dividends on any Series A Preferred Stock
shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors in addition to any number of directors that the holders of any series of Preferred Stock may otherwise be entitled to elect.

                  (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present at the meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to the holder at the holder's last address appearing on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may, except as provided in paragraph
(C)(ii) of this Section 3, be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph
(C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies, as provided in clause (y) of the foregoing sentence.

                  (iv) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Restated Articles of Incorporation or Restated Bylaws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or Restated Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

            (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4.  Certain Restrictions.
                  --------------------

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise
--------
acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(A), purchase or otherwise acquire such shares at such time and in such manner.

      Section 5.  Reacquired Shares.
                  -----------------

            Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in the Restated Articles of Incorporation.

      Section 6.  Liquidation, Dissolution or Winding Up.
                  --------------------------------------

            (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to:

                  (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of (a) $0.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock; or

                  (ii) the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (B) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide, combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock are entitled under clause (i)(b) of Section 6(A) hereof shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7.  Consolidation, Merger, Etc.
                  ---------------------------

            In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8.  No Redemption.
                  -------------

            The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Restated Articles of Incorporation or this amendment thereof.

      Section 9.  Rank.
                  ----

            Unless otherwise provided in the Restated Articles of Incorporation or an amendment thereof relating to a subsequent series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

      Section 10. Amendment.
                  ---------

            The Restated Articles of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

      Section 11. Fractional Shares.
                  -----------------

            Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

212221

Submit the original   [LOGO] SECRETARY OF STATE                  THIS SPACE FOR
and one true copy            CORPORATION DIVISION                OFFICE USE ONLY
$10.00                       BUSINESS REGISTRY
                             158 12TH STREET NE
REGISTRY NUMBER:             Salem, OR  97310-0210
                             (503) 378-4166
165129-15
-----------------
                           RESTATED ARTICLES OF INCORPORATION
                                  BUSINESS CORPORATION
--------------------------------------------------------------------------------
                        PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK
--------------------------------------------------------------------------------
1.    Name of the corporation prior to amendment:  KEY TECHNOLOGY, INC.
                                                  ------------------------------

2.    New name of the corporation (if changed):
                                                --------------------------------
3.    A copy of the restated articles is attached.

4.    Check the appropriate statement(s):

      |_| The restated articles contain amendments which do not require shareholder approval. These amendments were duly adopted by the board of directors.

      |X| The restated articles contain amendments which require shareholder approval. The date of adoption of the restated articles was
          JUNE 25, 1993, which is the date of adoption of amendments included
          -------    --
          in the restated articles. The vote of the shareholders was as follows:

-------------------------------------------------------------------------------
   Class or        Number of       Number of      Number of    Number of votes
   series of        shares      votes entitled      votes       cast against
    shares        outstanding     to be cast       cast for
-------------------------------------------------------------------------------
    COMMON         3,628,400       3,628,400      3,628,400           0

-------------------------------------------------------------------------------

5.    Other provisions, if applicable:


Execution: /S/ RONALD L. GREENMAN    RONALD L. GREENMAN       Asst. Secretary
           ---------------------------------------------------------------------
             Signature                  Printed Name              Title

Person to contact about this filing:  RONALD L. GREENMAN       503/221-1440
                                     -------------------------------------------
                                       Name                 Daytime phone number

Makes checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

BC-3 (10/91)

                       RESTATED ARTICLES OF INCORPORATION
                            OF KEY TECHNOLOGY, INC.


                                    ARTICLE I

            The name of this Corporation is KEY TECHNOLOGY, INC. and its duration shall be perpetual.

                                   ARTICLE II

            The Corporation shall have authority to issue 20,000,000 shares of stock in the aggregate. Such shares shall be divided into two classes as follows:

            (a) 15,000,000 shares of common stock, $.01 par value (the "Common Stock");

            (b) 5,000,000 shares of series preferred stock, $.01 par value (the "Series Preferred").

            The Series Preferred may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issue of any shares thereof, by some distinguishing letter, number or title. All shares of the same series of Series Preferred shall be identical in every particular and, except as otherwise stated with respect to the particular preferences, limitations and relative rights in the resolution or resolutions creating any series, identical with respect to other series within the same class. The designation and terms of each particular series of Series Preferred shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issue of such stock before any shares of such series are issued.

            The Board of Directors may from time to time increase the number of shares of any series of Series Preferred already created by providing that any unissued shares of Series Preferred shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Series Preferred already created by providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is further empowered to classify or reclassify any unissued Series Preferred by fixing or altering the terms thereof and by assigning all or any portion thereof to an existing or newly created series from time to time before the issuance of such stock.

                                   ARTICLE III

            1. The number of directors of the Corporation shall be fixed as provided by the Bylaws and may be changed from time to time by amending the Bylaws, as therein provided, but the number of directors shall be not less than three. The Board of Directors is authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholder meetings by the affirmative vote of a majority of the directors. In the event the Board of Directors is divided into classes, such additional director or directors shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible. Without the unanimous consent of the existing Board of Directors, no more than two additional directors shall be added to the Board of Directors within any 12-month period. Without the unanimous consent of the Board of Directors, no person who is affiliated as an owner, director, officer or employee of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve on the Board of Directors of the Corporation.

            2. At any time when the Board of Directors shall consist of six or more members, in lieu of electing the entire number of directors annually, the Board of Directors of the Corporation shall be divided into three classes. The method of classification shall be to assign the longest terms to those directors with the most seniority as directors. In the event there are more directors with identical seniority than there are class positions to be filled, the initial designation of classification shall be made by the director then serving as Chairman of the Board. The classes shall be Class 1, Class 2 and Class 3. The term of office of directors of Class 1 shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. When classification of directors is in effect, at each annual meeting of shareholders the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective in the event the authorized number of members of the Board is reduced to fewer than six.

            3. If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, then
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or upon his earlier resignation, removal from office or death; (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible; and (iii) in the event such decrease in the authorized number of directors makes the total number of directors less than six, then the Board of Directors shall become declassified and the directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time all of said remaining directors shall be re-elected to one-year terms or until their successors are duly elected and qualified.

                                   ARTICLE IV

            1. The affirmative vote of the holders of not less than 75 percent of all outstanding Common Stock, voting as one class, shall be required for the approval or authorization of any "business combination" (as hereinafter defined) with any person or entity which, as of the record date for the determination of the shareholders entitled to notice of and to vote upon such matter, is the beneficial owner of 5 percent or more of the outstanding Common Stock of the Corporation (hereinafter a "Major Shareholder"). Any such 75 percent vote in order to constitute due and valid authorization under this Article must include not less than 51 percent of the Common Stock held by persons other than the Major Shareholder.

            2.     For   purposes  of   this   Article,   the   term   "business
combination" shall mean:

            (a) any merger or consolidation (whether in a single transaction or a series of related transactions) of the Corporation or any subsidiary of the Corporation with or into any Major Shareholder; or

            (b) the sale, exchange, shareholder distribution, pledge, mortgage (or use of other security device to create a lien upon) or lease of all or substantially all of the assets of the Corporation or a subsidiary to any Major Shareholder, or the purchase, exchange, lease or other acquisition by the Corporation or any of its subsidiaries of all or substantially all of the assets of a Major Shareholder, in either case in a single transaction or a series of related transactions; or

            (c) the issuance of securities of the Corporation (or warrants, options or other rights to purchase the same) to, the reclassification or recapitalization of the securities of the Corporation owned by, or the exchange of securities of the Corporation with a Major Shareholder; or

            (d) any other transaction with a Major Shareholder for which approval of the shareholders of this

                  Corporation is required by law or by any agreement between the Corporation and any national securities exchange or rule of any such exchange or NASDAQ; or

            (e) any contact or agreement providing for any of the foregoing.

            3. For purposes of this Article, the term "person" or "entity" shall mean:

            (a)   any  individual, corporation,  partnership  or  other  person;

            (b) any other party which is an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on October 1, 1987), or any person or entity described in subparagraph 3(a) above;

            (c) any other party with which any person or entity described in subparagraph 3(a) above or any of its affiliates or associates have any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of the Corporation; and

            (d) the predecessors, successors or assigns of any entity described in subparagraphs 3(a), (b) or (c) above in any transaction or series of transactions not involving a public offering of the shares of the Corporation within the meaning of the Securities Act of 1933.

            4. The super-majority voting requirements of this Article shall not be applicable to any business combination either (i) approved by resolution of the Board of Directors prior to the time that the Major Shareholder became such, provided that the resolution received the affirmative vote of a majority of the Continuing Directors, or (ii) solely between the Corporation and any other corporation or entity in which 50 percent or more of the voting stock or interest is owned by the Corporation, if the shareholders of the Corporation retain their proportionate voting and equity interests in the surviving entity. The term "Continuing Director" for purposes of this Article shall mean a director who was a member of the Board of Directors of the Corporation immediately prior to the time that any person or entity with whom a business combination is to be consummated became a Major Shareholder, or a director designated (before his initial election as a director) as a Continuing Director by a two-thirds vote of the then Continuing Directors. All references to a vote of the Continuing

Directors shall mean a vote of the total number of Continuing Directors of the Corporation.

            5. Beneficial ownership for purposes of this Article shall be deemed to include all shares which would be determined to be beneficially owned (whether directly by such person or entity or indirectly through any affiliate or otherwise) under Rule 13d-3 of the Securities and Exchange Commission as in effect on October 1, 1987, as well as all shares of the Corporation which the other entity has the right to acquire, pursuant to any agreement or otherwise.

            6. The determination of whether a proposed business combination is within the scope of this Article, including without limitation, (i) the number of shares of stock beneficially owned by any person; (ii) whether a person is an affiliate or associate of another; (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in this Article; (iv) whether the assets subject to any business combination are a substantial part of the relevant corporation's assets; (v) whether a proposed transaction is subject to the provisions of this Article; and (vi) such other matters with respect to which a determination is required under this Article, shall be made by a two-thirds majority of the Continuing Directors. Any such determination shall be conclusive and binding for all purposes of this Article.

            7. During the time a Major Shareholder exists, a resolution to voluntarily dissolve the Corporation shall be adopted only upon (i) the consent of all of this Corporation's shareholders; or (ii) the affirmative vote of at least two-thirds of the total number of the Continuing Directors, and the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote thereon. If no Major Shareholder exists, this section 7 shall not apply.

            8. The shareholder vote, if any, required for any business combination not expressly subject to the super-majority voting provisions of this Article shall be such vote as may otherwise be required by applicable law and any other applicable provisions of these Restated Articles of Incorporation.

            9. Notwithstanding the foregoing provisions, in the event of any business combination with any person or entity which is a Major Shareholder, the requisite vote of the shareholders of this Corporation necessary to approve the transaction shall be 95 percent unless the terms of the transaction are such that all of the Corporation's shareholders are to receive as a result of the business combination the same amount, kind and composition of cash or securities payment on a per-share basis in exchange for their shares as was received by any other former shareholder of the Corporation whose shares were acquired during the preceding 12-month period by the Major Shareholder with whom the business combination is to be consummated.

                                    ARTICLE V

            Notwithstanding any of the provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be allowed by law, any amendment, change or repeal of Articles III, IV or this Article V, or any other amendment of these Restated Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of Articles III, IV and V, shall require the affirmative vote of 75 percent of the outstanding shares of Common Stock of the Corporation.

                                   ARTICLE VI

            1. The Corporation shall indemnify its directors,  officers, and may
indemnify  its  employees  and  agents,   to  the  full  extent  and  under  the
circumstances permitted by the Oregon Business Corporation Act.

            2. To the fullest extent permitted by law, no director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this
Article VI, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this Article VI, shall adversely affect any right or protection of a director based upon this Article VI and existing at the time of such amendment or repeal. No change in the law shall reduce or eliminate the rights and protections applicable at the time this provision shall become effective unless the change in the law shall specifically require such reduction or elimination. If the Oregon Business Corporation Act is amended, after this
Article VI shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of this Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended.

            3. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, if: (i) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable to the Corporation.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes or ratifies such contract or transaction.

            4. No shareholder shall have any preemptive right to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

            The address where the Division may mail notices is the same as the registered agent.

f:\x\rlg\key\ipo\restated.art
4002-49